UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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VSE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2021

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of VSE Corporation (the “Company”) in connection with its 2021 annual meeting of stockholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021. The purpose of this Amendment is to correct the description of the stockholder vote required and to clarify and correct the information regarding the treatment of uninstructed shares and effect of broker non-votes with respect to (a) the approval of amendments to VSE's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares; and (b) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021. Additionally, this Amendment corrects and clarifies that broker non-votes will be treated as present for purposes of determining quorum, and otherwise clarifies generally the treatment of uninstructed shares and effect of broker non-votes on non-routine matters.

Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

The text under the heading “ABOUT THE 2021 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING—Vote Required,” which appears on page 2 of the Proxy Statement, is amended and restated to read in its entirety as follows:

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The approval of amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares requires the affirmative vote of a majority of the Stock outstanding on the record date. Abstentions will have the same effect as a vote against the proposal. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote "for," "against" or "abstain" from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

The ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm requires the affirmative vote of a majority of the Stock present or by proxy. Abstentions will have the same effect as a vote against the proposal. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote "for," "against" or "abstain" from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

The approval of the non-binding advisory resolution to approve the Company’s named executive officer compensation requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this advisory vote are not binding on the Board.

The advisory vote on the frequency of advisory votes to approve the Company’s named executive officer compensation will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to the Board. Abstentions and broker non-votes are not counted for the advisory vote on frequency of advisory votes to approve the Company’s named executive officer compensation and, therefore, will have no effect on the outcome of the proposal. The results of this advisory vote are not binding on the Board.

The approval of the VSE Corporation 2021 Employee Stock Purchase Plan requires the number of votes cast in favor of the Plan to exceed the number of votes cast against this proposal. Abstentions with respect to this proposal will have the same effect as votes against the proposal. Broker non-votes will not have any effect on the outcome of this proposal.

The third paragraph under the heading “ABOUT THE 2021 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING,” which appears on page 1 of the Proxy Statement, is amended and restated to read in its entirety as follows:

The close of business on March 17, 2021 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE’s outstanding common stock, par value $.05 per share (“Stock” or “VSE Stock”), as of the close of business on March 17, 2021, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether the quorum requirement is satisfied. A proxy submitted by a broker that is not voted is called a broker non-vote.

The fourth paragraph under the heading “ABOUT THE 2021 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING—How to Vote,” which appears on page 3 of the Proxy Statement, is amended and restated to read in its entirety as follows:

If you are a beneficial owner and hold Stock in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your Stock on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, including the approval of amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and do not have the discretion to vote on non-routine matters. Because the uncontested election of directors, approval of the VSE Corporation 2021 Employee Stock Purchase Plan, advisory vote to approve the compensation of our named executive officers and advisory vote on the frequency of advisory votes to approve named executive officer compensation are considered non-routine matters, brokers will not have the discretion to vote on such matters at the Annual Meeting without instructions. Therefore, there may be broker non-votes on these non-routine proposals, which will have no effect on the outcome of such proposals.

This Amendment is being filed with the SEC on April 9, 2021 and will be mailed to stockholders on or about April 13, 2021.